Exhibit A

    Emera System Associate Companies That May Purchase Services from Emera's
             Canadian Nonutility Subsidiary Companies Under Rule 83

----------------------------- ---------------------- ------------------ ------------------ -----------------
Purchasing Associate Company  Revenues for the       Percentage of      Income for the     Percentage of
                              Twelve Months Ending   Revenues Derived   Twelve Months      Income Derived
                              December 31, 2001      from U.S.          Ending December    from U.S.
                              ($U.S. 000's)          Sources (%)        31, 2001 ($U.S.    Sources (%)
                                                                        000's)
----------------------------- ---------------------- ------------------ ------------------ -----------------
Emera Inc.
----------------------------- ---------------------- ------------------ ------------------ -----------------
Consolidated/1                        648,347                 8.2             73,776             8.4
Consolidated Pro Forma/2              799,406                25.4             78,765            14.1
----------------------------- ---------------------- ------------------ ------------------ -----------------
Nova Scotia Power Inc.                541,600                 --              67,847             --
----------------------------- ---------------------- ------------------ ------------------ -----------------
Emera Fuels Inc.                       46,250                 --                 329             --
----------------------------- ---------------------- ------------------ ------------------ -----------------
Stellarton Basin Coal Gas
Inc.                                     --                   --                (311)            --
----------------------------- ---------------------- ------------------ ------------------ -----------------
Strait Energy Inc.                        254                 --                 (53)            --
----------------------------- ---------------------- ------------------ ------------------ -----------------
510845 N.B. Inc.                          452                 --                --               --
----------------------------- ---------------------- ------------------ ------------------ -----------------
Cablecom Ltd.                           1,093                 --                (119)            --
----------------------------- ---------------------- ------------------ ------------------ -----------------
Fibretek Inc.                             337                 --                (107)            --
----------------------------- ---------------------- ------------------ ------------------ -----------------
NSP Pipeline Management Ltd.             --                   --                --               --
----------------------------- ---------------------- ------------------ ------------------ -----------------
NSP Pipeline Inc.                        --                   --               1,143             --
----------------------------- ---------------------- ------------------ ------------------ -----------------
Emera Energy Inc.                       1,171                 --              (1,403)            --
----------------------------- ---------------------- ------------------ ------------------ -----------------
30566567 Nova Scotia Ltd.                --                   --                --               --
----------------------------- ---------------------- ------------------ ------------------ -----------------
3056568 Nova Scotia Ltd.                 --                   --                --               --
----------------------------- ---------------------- ------------------ ------------------ -----------------
Emera Offshore Inc.                     5,191                 --                 585             --
----------------------------- ---------------------- ------------------ ------------------ -----------------

Exchange rate is CDN$1.5484=US$1.00 (average for 2001).

     1 Emera acquired BHE in October 2001. Consequently, the requests and income in this row reflect a contribution of only three months of BHE revenues and income to Emera's consolidated results for 2001.

     2 The Emera consolidated information in this row is pro forma, as if BHE had been acquired by Emera on January 1, 2001.